 Exhibit 10.26

 [2008]__ Zi. No._________

China Merchants Bank

Irrevocable Guaranty Agreement

China Merchants Bank Nanjing Branch

Irrevocable Guaranty Agreement

To the beneficiary, China Merchants Bank Stock Co. Ltd:
Whereas the Bank agrees to provide Goldenway Nanjing Garments Company Limited (hereinafter referred to as the “Debtor”) with a loan in the amount of RMB5,000,000.00, and executed the Loan Agreement of [2008]D.Z.No.111101026 (hereinafter referred to as the “Master Agreement”) with the Debtor on Dec. 8, 2008.
Upon the request of the Debtor, I agree to eneter into this Irrevocable Guaranty Agreement to bear the following joint and several guarantee liabilities for all of the Debtor’s debts under the Master Agreement:

Article 1 Manner of Guaranty
1.1 Where the Debtor fails to repay the debts under the Master Agreement to the Bank at the date of maturity of the debts, the Guarantor shall bear the joint and several liabilities of repayment within the scope of guarantee stated in Article 2 herein. Where the Bank claims the debts under the Master Agreement against the Debtor according to the Master Agreement prior to the date of maturity of the debts, the Guarantor shall also bear the joint and several liabilities of repayment within the scope of guarantee stated in Article 2 herein.
1.2 The Bank and the Debtor may reach an agreement to extend or alter the term, interest rate, amount, etc. of the debts under the Master Agreement. The Guarantor acknowledges that where the Bank adjusts the interest rate of the debts according to the Master Agreement within the term of the debts, the Bank need neither obtain the consent of Party B nor notify Party B without prejudice to the Guarantor’s guarantee liabilities under this Agreement.

Article 2  Scope of Guarantee
2.1 The scope of guarantee under this Agreement includes but is not limited to all the debts under the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and other relevant expenses, i.e.:

2.1.1 The principal provided by the Bank to the Debtor according to the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and relevant expenses; or
2.1.2 The principal of the payment for commercial draft acceptance under the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and relevant expenses; or
2.1.3 The principal of the payment for bill discounted under the Master Agreement, corresponding interest, penalty interest, compound interest and liquidated damages, and relevant expenses.
Article 3  Manner of Guaranty
 The Guarantor acknowledges that it shall bear joint and several guarantee liability for all the debts within the scope of guaranty mentioned above. Where the Debtor fails to repay the principal and interest of the loan, imprest or other debts and relevant expenses under the Master Agreement, or the Debtor falls upon any of the circumstances of default stated in the Master Agreement, the Bank is entitled to directly claim against the Guarantor and need not claim against the Debtor first. Even if the debtor or any third person is willing to provide guarantee or mortgage for the debts under the Master Agreement, the Bank is still entitled to claim against the Guarantor first. Even if there is any other mortgage/pledge guarantee or any other guarantor and the Bank waives, alters or dissolves the mortgage/pledge guarantee or alters or dissolves the guarantee responsibility of the other guarantor, the Guarantor shall still bear the guarantee responsibility against the Bank according to this Agreement./
 The claim reimbursement notice sent by the Bank is final, for which the Guarantor shall have no objection. As for the money unpaid by the Debtor to the Bank, the Guarantor agrees to pay off within five days after receiving the written claim reimbursement notice sent by the Bank and the Bank need not issue any certification. Unless there is obvious or major mistake, the Guarantor acknowledges that the money stated in the claim reimbursement notice sent by the Bank is accurate.
 The Bank may adopt any means it deems proper, including but without limitation to fax, post, delivery by special person and announcement on media to press for payment of debts.
Article 4   Term of  the Guaranty
 The term of liability for guarantee of the Guarantor shall be from the date of execution of this Agreement till two years after the date of the expiration of the debts, imprest or other debts.

Article 5   Independence of This Agreement
 This Agreement is independent, continuously valid, irrevocable and unconditional and its effect is not affected by the Master Agreement or any agreement or document signed between and by the Debtor and any unit or the Debtor’s fraud, recombination, wind-up, dissolution, liquidation or bankruptcy. The guarantee liability of the Guarantor will not be released due to any instruction, change of the Guarantor’s financial status, or any agreement between and by the Guarantor and any unit or individual.
 Where the Bank, according to the Master Agreement, stops granting the remaining part of the loan or stops transacting discount or acceptance, or recovers the loan granted or payment for bill discounted in advance, the Guarantor’s guarantee responsibility under this Agreement shall not be affected.

Article 6   The Guarantor hereby undertakes as follows:
 6.1 The Guarantor is a corporation or any other organization with guarantee qualification established according to law or is a natural person with complete civil capacity (I.D. card No. 320103196310252016  ) and is willing to use the assets that the Guarantor owns or has the right to dispose of for guarantee and promises to perform the obligations under this Agreement;
 6.2 Regarding to signing this Agreement, the Guarantor has obtained full authorization or has been proved by the higher department/the board of directors;
 6.3 The Guarantor is willing to sign this Agreement, suffering from no fraud or coercion;
 6.4 Before this Agreement expires, the total amount of guaranty of the Guarantor (including RMB equivalence of foreign currency) shall be not more than the total shareholder’s equity of the Guarantor;
 6.5 The Guarantor will, upon the request of the Bank, provide financial statements to the Bank and notify the Bank of any major decision-making and change in production, operation and management of the Guarantor promptly;
 6.6 All the financial statements and other documents provided by the Guarantor to the Bank are genuine and lawful, for which the legal representative or any other principal of the Guarantor shall be liable;
 6.7 The Guarantor will, as required by the Bank, sign the statement of “cross collateral”;
 6.8 Any change in the industrial and commercial registration, organization structure, stock ownership structure, modes of business or financial situation of the Guarantor or any occurrence of debt recombination or major affiliated transaction shall not affect the legal effect of this Agreement on the Guarantor. Where any change mentioned above may affect the guarantee capacity of the Guarantor, the Guarantor shall notify the bank promptly;
 6.9 All the clauses of this Agreement shall be also binding upon the successor or assign of the Guarantor. Without obtaining written consent from the Bank, the Guarantor shall not transfer the guarantee liability under this Agreement.
 6.10 Where the Guarantor fails to pay off the guaranteed debts according to this Agreement, the Bank is entitled to deduct from the Guarantor’s account in the Bank or entrust any other financial institution to deduct from the Guarantor’s account in the said financial institution till all guaranteed debts are paid off.

Article 7   No Waiver
 During the term of this Agreement, No act or ommision of the Bank on any default or delay by the Debtor and the Guarantor or any delay in satisfying the Bank’s benefit or rights under the Master Agreement or this Agreement shall neither impair, affect or limit any of the Bank’s benefits and rights as creditor in accordance with law and this Agreement, nor be deemed that the Bank waives the right of taking action against the penalty at present and in the future.
Article 8  Definitions
 Unless otherwise explicitly stated, the defintions in this Agreement shall have the same meaning as those in the Master Agreement.
Article 9  Notice
 Both the Bank and the Guarantor shall send all notices in connection with this Agreement to the other party in writing.
Where a special person delivers the notice, the notice shall be deemed as service at the time of receipt by the recipient (where the recipient refuses to receive, the date of refusal shall be deemed as the date of service); where the notice is delivered by post, seven days after delivery shall be deemed as the date of service; where the notice is delivered by fax, the time of receiving the fax by the fax system of the recipient shall be deemed as the time of service.
 The address of the Guarantor is: Ever-Glory Commercial Center, No 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu, China 211102 Where any party alters its address, it shall notify the other party in time, otherwise, all notices sent by the Bank to the original address of the Guarantor shall still be valid and binding upon the Guarantor and the Guarantor shall bear all possible losses.
Article 10   Dispute Resolution
 This Agreement shall be governed by the Law of the People’s Republic of China. The Guarantor agrees to settle any dispute arising out of this Agreement according to the stipulation of the Master Agreement concerning settlement of dispute.
 Where the Bank and the Guarantor have gone through the procedures of notarization for the Master Agreement and this Agreement which effect the compulsory enforcement, the Bank may directly apply to the governing people’s court for compulsory enforcement of the debts under this Agreement.
Article 11  Effectiveness of This Agreement
 11.1 Where the Guarantor is a corporation or any other organization, this Agreement shall enter into effect as of the date when the legal representative/main principal or proxy of the Guarantor sign/seal and affix official seal/special seal for contract to this Agreement.
 11.2 Where the Guarantor is a natural person, then this Agreement shall enter into effect as of the date when the Guarantor signs this Agreement.
Article 12   Supplementary Provisions
This Agreement is in three  copies, each with the same legal effect. The Bank, the Debtor, the Guarantor and the Nanjing Municipal Bureau of Land Resources and Housing Management  shall each hold one copy.

(no text below)

 (This page is for signature)

If the Guarantor is a corporation or any other organization,
The Guarantor:                          (seal)
Legal representative/main principal or authorized representative (signature or seal):
Main Depositing Bank and Account Number:

If the Guarantor is a natural person,
The Guarantor (signature): /s/ Yihua Kang
I.D. Card No.: 320103196310252016
Address: Ever-Glory Commercial Center, No 509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu, China 211102Tel: 86-25-52096875

                                                  Dated: Dec. 8, 2008